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KIT digital Announces US$15 Million Equity Financing
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Company to receive a total of $20 million of new capital, including the most recent $5 million investment exercised by KIT Capital on April 18th
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Completes acquisition of 100% of Sputnik Agency
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Company broadens institutional shareholder base through equity financing

DUBAI, May 8, 2008 - ROO Group, Inc. d/b/a KIT digital (OTCBB: RGRP), a global provider of video enablement technology and video-centric interactive marketing solutions, announced today it has received executed definitive subscription documents in connection with a private placement of equity for gross proceeds of $15 million. Investors purchased investment units for $0.20 each (a price agreed to on April 23, 2008, when the trading price of the Company’s common shares was approximately $0.24 per share), with each unit consisting of one common share together with one warrant, with an exercise price of $0.34 per share. All of the participants in the transaction are accredited institutional investors. The investment group consists of both existing shareholders and a number of established institutional funds new to the Company. KIT Capital, the investment vehicle controlled by KIT digital chairman and CEO, Kaleil Isaza Tuzman, subscribed to slightly less than 50% of the total $15 million raised.

Having completed this financing, the Company does not anticipate that it will need to raise additional capital to achieve its operational and acquisition growth plan.

There were a total of 75 million common shares sold as part of the private placement transaction, all of which are required to be registered in a registration statement filed with the U.S. Securities and Exchange Commission within 30 days. Pro forma of the funding from the current private placement announced herein, coupled with the previously announced purchase of 31,250,000 shares by KIT Capital for $5 million and the conversion of the Company’s 10 million preferred shares into 400,000 common shares, the Company’s total outstanding common shares will be approximately 145,600,000, with approximately $23.4 million of cash on hand (net of transaction-related fees). At yesterday’s (May 7, 2008) closing price of $0.34/share, the Company’s pro forma market capitalization is approximately $49.5 million, with an approximate pro forma Enterprise Value of $26.1 million.

“It is currently a difficult time for most small-cap technology companies to raise equity capital in the public markets. We are very pleased with the vote of confidence in KIT digital evidenced by investors in this transaction,” commented Mr. Isaza Tuzman. “We believe that having a solid balance sheet and a certain degree of buying power will be particular strengths for us vis-à-vis competitors and other potential market entrants during a time of competitive shakeout and potential consolidation. We also wanted to raise a sufficient amount of capital such that we would not have to raise capital again in the marketplace, removing the overhang of forward financing-related dilution from which many similar companies suffer.”

Mr. Isaza Tuzman continued, “In January, when I came on as CEO, we set out to narrow the Company’s strategic focus, introduce new management with a ‘sales culture’, reduce costs, enhance core revenues, and clean up the Company’s complex capital structure. We feel good about the progress we have made on all of these fronts and this $15 million financing was the last box to check off, so to speak, in the Company’s intensive restructuring phase. Now, as a team, we can set our sights clearly on business development through the rest of the calendar year, and consequently on our goal of being the first profitable company in the IPTV provisioning industry. Management believes that KIT digital is poised to be the clear leader in the B2B provisioning segment of the growing online video space, particularly in markets outside of the U.S.”

KIT digital will use the net proceeds from the private placement (and KIT Capital’s previous share purchase) to fund (a) the previously announced acquisition of Sputnik Agency, (b) the acquisition of Kamera Content AB, (c) the outstanding payments due to Robert Petty and Robin Smyth in consideration of their restructured ownership over the preferred class, and (d) ongoing operational expenses through to profitability. After the aforementioned payments and operating capital consumption, the Company expects to retain a cushion of more than $9 million in corporate treasury, which it may use in part to fund selective, accretive asset purchases that enhance the Company’s core business.

Pro forma of the Kamera acquisition, KIT digital estimates that its current consolidated revenues will be approximately $1.95 million per month (run rate of approximately $23.4 million in annual revenues), and the Company reiterates its commitment to being cash-flow positive on a monthly basis by the 4Q of this year.

Concurrent with the closing of the $15 million private placement, KIT digital announced the completion of the acquisition of its 100% ownership interest in Sputnik Agency, its profitable, video-centric interactive marketing subsidiary. As previously announced, the cash outlay by the Company was approximately $4.0 million to exercise its original option to both purchase 51% of Sputnik and acquire the remaining 49%. For 2007, Sputnik Agency reported revenues of $5.2 million and an operating profit of $371,000.

The Company also expects to use proceeds from the private placement to close the acquisition of Stockholm-based mobile video distribution company, Kamera Content AB, under previously negotiated terms, by May 30, 2008. Kamera, whose clients include Vodafone, Orange, Telefonica, O2 and China Mobile, generated approximately $2.9 million of unaudited revenue in the 12 months ended December 31, 2007. Kamera’s management projects revenues of $5.6 million in 2008. As mentioned on the KIT digital 4Q 2007 earnings call, the Kamera acquisition is expected to cost approximately $4.5 million upfront, with additional incentive consideration (paid in cash or stock at the Company’s election) disbursable between months 6 and 21 after closing, subject to certain performance thresholds. The Company views Kamera as immediately cash flow positive pro forma of acquisition-related synergies.

About KIT digital

KIT digital (formerly ROO Group) (OTCBB: RGRP) is a leading, global provider of proprietary video distribution technologies and video-centric interactive marketing solutions. Through its end-to-end platform, KIT digital works closely with consumer brands and content providers to maximize the value of video content via the Internet. The KIT platform allows clients to publish, manage and distribute digital video content, build online communities and integrate advertising. In addition, enterprises can access approximately 100 KIT-syndicated channels and 40,000 KIT-syndicated videos. Through its wholly owned subsidiary, Sputnik Agency, the Company offers businesses a full range of video-centric interactive marketing solutions. KIT digital clients include News Corp., Verizon, K-Mart, Coles, NASDAQ, Hummer, RCS and Google. KIT digital has principal offices in Dubai, Melbourne (Australia), New York and London. For additional information, please visit www.kit-digital.com.

Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of KIT Digital, Inc ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.

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